Exhibit 99.1
FOR IMMEDIATE RELEASE
GOLDFIELD PLANS TO ACQUIRE C AND C POWER LINE, INC.
MELBOURNE, Florida, August 26, 2013 - The Goldfield Corporation (NYSE MKT: GV) today announced that its wholly owned subsidiary, Power Corporation of America, has signed a Term Sheet with respect to the purchase of C and C Power Line, Inc., a privately-held electrical construction company headquartered in Jacksonville, Florida. C and C has been involved in the construction of electrical transmission lines in Florida since 1989, with annual revenue of approximately $15 million in 2012. The Term Sheet does not obligate the parties to proceed with the transaction.
The contemplated purchase price for all the stock of C and C will be approximately $7 million.
John H. Sottile, President of Goldfield, said that C and C is a well respected union contractor with a fine safety record. “The acquisition of C and C will strengthen our electrical construction platform and facilitate expansion of these operations,” Mr. Sottile added.
Consummation of the purchase is subject to, among other conditions, completion of due diligence and execution of a definitive purchase agreement. The purchase is expected to be consummated in the fourth quarter. There can be no assurance that the acquisition will be completed.
About Goldfield
Goldfield is a leading provider of electrical construction and maintenance services in the energy infrastructure industry, primarily in the southeastern, mid-Atlantic, and western regions of the United States. The company specializes in installing and maintaining electrical transmission lines for a wide range of electric utilities.
For additional information on our Company, please refer to our filings with the Securities and Exchange Commission which can be found on the Company's website at http://www.goldfieldcorp.com.

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This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company's Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield's other filings with the Securities and Exchange Commission, which are available on Goldfield's website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Phone:    (321) 724-1700
Email:     investorrelations@goldfieldcorp.com